                              C E R T I F I C A T E
                              ---------------------



         The undersigned hereby certifies that he is the Secretary of Morgan Stanley Dean Witter Variable Investment Series (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Instrument Establishing and Designating Additional Series of Shares of the Trust adopted by the Trustees of the Trust on July 25, 2000, as provided in Section 9.3 of the said Declaration, said Instrument to take effect immediately, and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

         Dated this 26th day of July, 2000.




                                                     /s/ Barry Fink
                                                     --------------
                                                         Barry Fink
                                                         Secretary

              MORGAN STANLEY DEAN WITTER VARIABLE INVESTMENT SERIES

                     INSTRUMENT ESTABLISHING AND DESIGNATING
                           ADDITIONAL SERIES OF SHARES

WHEREAS, Morgan Stanley Dean Witter Variable Investment Series (the "TRUST") was established by the Declaration of Trust dated February 24, 1983, as amended from time to time (the "DECLARATION"), under the laws of the Commonwealth of Massachusetts; and

WHEREAS, Section 6.9 (h) of the Declaration provides that the establishment and designation of any additional Series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such Series, or as otherwise provided in such instrument which instrument shall have the status of an amendment to the Declaration, and the Trustees of the Trust have deemed it advisable to establish an additional Series of Shares.

NOW, THEREFORE, pursuant to Section 6.9 (h) of the Declaration, there is hereby established and designated an additional Series of Shares, to be known as the INFORMATION PORTFOLIO, which shall be subject to the same relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as provided in the Declaration with respect to the initial Series of Shares established in Section
6.1 of the Declaration.

This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, a majority of the Trustees of the Trust, have executed this instrument this 25th day of July, 2000.



/s/ Michael Bozic                           /s/ Manuel H. Johnson
------------------                          ----------------------
Michael Bozic, as Trustee                   Manuel H. Johnson, as Trustee
and not individually                        and not individually
c/o Kmart Corporation                       c/o Johnson Smick International Inc.
3100 West Big Beaver Road                   1133 Connecticut Avenue, NW
Troy, Michigan 48084                        Washington, D.C.  20036



/s/ Charles A. Fiumefreddo                  /s/ Michael E. Nugent
--------------------------                  ---------------------
Charles A. Fiumefreddo, as Trustee          Michael E. Nugent, as Trustee
and not individually                        and not individually
Two World Trade Center                      c/o Triumph Capital, L.P.
New York, NY  10048                         237 Park Avenue
                                            New York, NY  10017



/s/ Edwin J. Garn
-----------------                           ----------------------------
Edwin J. Garn, as Trustee                   Philip J. Purcell, as Trustee
and not individually                        and not individually
c/o Summit Ventures LLC                     1585 Broadway
1 Utah Center                               New York, NY  10036
201 South Main Street
Salt Lake City, Utah 84111



/s/ Wayne E. Hedien                         /s/ John L. Schroeder
-------------------                         ---------------------
Wayne E. Hedien, as Trustee                 John L. Schroeder, as Trustee
and not individually                        and not individually
c/o Mayer, Brown & Platt                    c/o Mayer, Brown & Platt
Counsel to the Independent Trustees         Counsel to the Independent Trustees
1675 Broadway                               1675 Broadway
New York, New York 10019                    New York, New York 10019




-----------------------------
James F. Higgins, as Trustee
and not individually
Two World Trade Center
New York, New York 10048

     STATE OF NEW YORK  )
                         )ss.:
     COUNTY OF NEW YORK )


          On this 25th day of July, 2000, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.






                                           ---------------------------------
                                                    Notary Public